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                                                                 EXHIBIT 10.2(b)

                               AMENDMENT NO. 2 TO
                               THE PMI GROUP, INC.
                   AMENDED AND RESTATED EQUITY INCENTIVE PLAN

               THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the "Plan") effective as of June 1, 2000 and having amended the Plan on one subsequent occasion, hereby again amends the Plan as follows:

         1. Effective as of June 17, 2002, Section 4.1 is revised in its entirety to read as follows:

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan is 16,000,000. Notwithstanding the preceding sentence, the aggregate number of Shares subject to Awards of Restricted Stock granted under the Plan shall not exceed 270,000 and the aggregate number of Shares subject to Awards of Performance Units and Performance Shares granted under the Plan shall not exceed 270,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

         2. Effective as of June 17, 2002, Section 5.1 is revised in its entirety to read as follows:

         5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 600,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

         3. Effective as of June 17, 2002, Section 6.1 is revised in its entirety to read as follows:

         6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 30,000 Shares of Restricted Stock.

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         4.    Effective as of June 17, 2002, Section 7.1 is revised in its entirety to read as follows:

         7.1 Grant of Performance Units and Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant, provided that during any Fiscal Year no more than 30,000 Performance Units or Performance Shares may be granted to any Participant.

         5. Effective as of May 16, 2002, Section 8.1.1 is revised in its entirety to read as follows:

               8.1.1 Initial Grants. Each individual who first becomes a Non-employee Director on or after May 16, 2002, automatically shall receive, as of the date that he or she first is appointed or elected as a Non-employee Director (the "Initial Grant Date"), an Option to purchase 2,500 Shares.

         6. Effective as of May 16, 2002, Section 8.1.2 is revised in its entirety to read as follows:

               8.1.2  Ongoing Grants. Each Non-employee Director who either has
(a) received an initial grant of an Option to purchase 2,500 Shares (or 6,000 Shares for grants made before May 16, 2002) pursuant to Section 8.1.1, or (b) received an ongoing grant of an Option to purchase 3,750 Shares pursuant to this
Section 8.1.2 as in effect before May 16, 2002, automatically shall receive, as of the first business day of each June thereafter (the "Subsequent Grant Date"), an Option to purchase 5,625 Shares, provided that he or she both (i) is a Non-employee Director on the Subsequent Grant Date, and (ii) has served as a Non-employee Director for the entire period since the last Grant Date.

         7. Effective as of May 16, 2002, Section 8.2.3 is revised in its entirety to read as follows:

         8.2.3 Exercisability. Each Option granted pursuant to this Section 8 shall become exercisable as to one hundred percent (100%) of the Shares subject to such Option on the first anniversary of the Grant Date. Notwithstanding the foregoing, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in Sections 8.2.5 and 8.2.6.

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         8.    Effective as of May 16, 2002, Section 9.1 is revised in its entirety to read as follows:

         9.1 Grant of Restricted Stock. Each Non-employee Director automatically shall receive (a) as of his or her Initial Grant Date (as defined in Section 8.1.1), an Award of 56.25 Shares of Restricted Stock for each full month of service on the Board until the next Grant Date, and (b) as of each Subsequent Grant Date (as defined in Section 8.1.2), an Award of 675 Shares of Restricted Stock, provided that he or she is a Non-employee Director on each such Grant Date. Notwithstanding the foregoing, the number of Shares granted to any Non-employee Director on any Grant Date shall be reduced if and as necessary so that the Fair Market Value of the Shares does not exceed $40,000 on the Grant Date. A Non-employee Director who joins the Board on or before the 15th day of the month will receive credit for service for the full month.

         IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 2 to the Plan on the date indicated below.

                                         THE PMI GROUP, INC.


Dated: July 1, 2002                      By     /s/ Charles Broom
                                           -------------------------------
                                         Title: Senior Vice President,
                                                Human Resources and Development

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